EXHIBIT 4.12

                             CERTIFICATE OF TRUST
                                      OF
                           CUMMINS CAPITAL TRUST II

     THIS Certificate of Trust of Cummins Capital Trust II (the "Trust"), dated May 15, 2002, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, and BNY Midwest Trust Company, an Illinois banking corporation, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

          1. Name. The name of the business trust formed hereby is Cummins Capital Trust II.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), Route 273, White Clay Center, Newark, Delaware 19711, Attention: Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                 THE BANK OF NEW YORK (DELAWARE)


                                 By: /s/ Michael Santino
                                     --------------------------------
                                     Name:  Michael Santino
                                     Title:  Senior Vice President


                                 BNY MIDWEST TRUST COMPANY


                                 By: /s/ C. Potter
                                     --------------------------------
                                     Name:  C. Potter
                                     Title:  Assistant Vice President